PRIVILEGED & CONFIDENTIAL MANAGEMENT AGREEMENT This Management Agreement (the Agreement ) is made effective as of December 18, 2024 ( Effective Date ), by and between Criteo Corp. a Delaware corporation ( Company ) and Michael Komasinski ( Executive ) (either party individually, a Party ; collectively, the Parties ). WHEREAS, Company desires to employ Executive as Chief Executive Officer, and Executive is willing to serve in such capacity; and WHEREAS, Executive will be appointed by the Board of Directors of Criteo S.A. (the Board ) to the office of Chief Executive Officer (directeur général) effective on the Commencement Date and as member of the Board (subject to the requisite shareholder approval) as described below and shall serve in such capacities for no consideration; Company, Company desires to provide Executive with certain compensation and benefits as set forth in this Agreement, including the Appendix attached hereto, the provisions of which are incorporated herein by reference (the Appendix responsibilities. NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the Parties agree as follows: 1. Employment. Company hereby agrees to employ Executive, and Executive hereby accepts such employment, upon the terms and conditions set forth herein. 2. Duties. 2.1 Position; Commencement of Employment. During the term of employment, (a) Executive shall be employed in the position of Chief Executive Officer of Company, commencing as of February 15, 2025 (the Commencement Date ), (b) Executive shall have such responsibilities, duties, and authority as are commensurate with his status as Chief Executive Officer as may from time to time be determined or reasonably assigned by the Board from time to time, and (c) the Board shall take necessary action to increase the size of the Board (as applicable) and appoint Executive to fill the vacancy at its next regular meeting following the Commencement Date and Executive shall hold office until the next annual election of directors; subsequently, unless otherwise agreed with Executive, the Board shall nominate Executive to serve as a member of the Board. 2.2 Standard of Conduct/Full-Time. As Chief Executive Officer of Company, Executive shall (a) o S.A., the sole shareholder of Company, as represented by the Board, in a diligent, competent, faithful and professional manner; (b) work with other officers and employees of Company and its subsidiaries and affiliates in a competent and professional manner; (c) generally promote the interests of Company and its respective parent, subsidiaries and affiliates; and (d) at all times substantially

PRIVILEGED & CONFIDENTIAL 2 comply with any written codes, policies, procedures and rules of Company. Except as contemplated below or as otherwise approved by the Board, Executive shall devote substantially his full working time and efforts to the business and affairs of Company and its respective parent, subsidiaries and affiliates. Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude Executive from engaging in the following activities: (i) serving on the board of directors of one other public company or private company, if such service does not conflict with his fiduciary duty to Company, subject to the approval of the Board, (ii) serving on the board of directors of a reasonable number of trade associations and/or charitable organizations, subject to the advance approval of the Board, which shall not be unreasonably withheld, (iii) engaging in charitable activities and community affairs, and (iv) managing his personal investments and affairs; provided (i) (iv) do not violate the Protective Covenants Agreement (defined below) or interfere with the proper performance of his duties and responsibilities under this Agreement. Executive shall at all times be subject to, observe and carry out such rules, regulations, policies, directions, and restrictions as Company may from time to time establish for officers of Company or employees generally. 2.3 Work Location New York, New York, or such other location as the parties may agree upon from time to time (the Primary Work Location ); provided Executive shall be required to travel in connection with his employment, commensurate with the activities of his position. 3. Recoupment. Bonus, and other incentive and equity compensation paid or provided to Executive, whether pursuant to this Agreement or otherwise, shall be subject to the terms and conditions of such policy of recoupment or claw back of compensation as shall be adopted from time to time by the Board or its Compensation Committee as it deems necessary or desirable, including for the purpose of complying with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (providing for recovery of erroneously awarded compensation), Section 304 of the Sarbanes-Oxley Act of 2002 (providing for forfeiture of certain bonuses and profits), and any implementing rules and regulations of the U.S. Securities and Exchange Commission and applicable listing standards of a national securities exchange adopted in accordance with any such Act (any such policy, the Additional Clawback Policy including that certain clawback policy adopted by the Board on October 26, 2023 (as amended from time to time, the Current Clawback Policy , together with the Additional Clawback Policy, the Clawback Policy providing for Company erroneously awarded incentive-based compensation paid to executive officers under certain circumstances such as an accounting restatement, adopted for the purpose of complying with Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and the applicable listing standards of the Nasdaq Stock Market. Executive shall sign a Clawback Policy Acknowledgement, which is attached as Exhibit A to the Current Clawback Policy. The terms and conditions of the Clawback Policy, including any changes to the Clawback Policy put in place after the date of this Agreement, are hereby incorporated by reference into this Agreement. 4. At-Will Employment Company is at-will and not for any specified period and may be terminated at any time, with or without cause (as defined below) or advance notice, by either Executive or Company subject to the provisions regarding termination set forth below in Section 8. Any change to the at-will employment relationship must

PRIVILEGED & CONFIDENTIAL 3 be by specific, written agreement signed by Executive and Company, and must be approved by the Board. Nothing in this Agreement is intended to or should be construed to contradict, modify or alter this at-will relationship or Company at any time in its sole and absolute discretion, subject to Paragraph 8.2, below. 5. Compensation Commencing as of the Commencement Date. 5.1 Base Salary duties hereunder, Company shall pay to Executive a base salary at the annual rate set forth in Section 5.1 of the Appendix ( Base Salary ), payable in equal monthly installments and in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions. 5.2 Equity. Subject to approval by the Board, Company may from time to time grant to Executive various forms of equity awards of, or related to, Company (the Equity Awards ), including the Equity Awards specified in Section 5.2 of the Appendix. The Equity Awards will be subject to the terms and conditions of the Criteo S.A. Amended 2016 Stock Option Plan, Criteo S.A. Amended and Restated 2015 Time-Based Restricted Stock Units Plan (the RSU Plan ), Criteo S.A. Amended and Restated 2015 Performance-Based Restricted Stock Units Plan (the PSU Plan ), or any other subsequent or successor employee equity plan approved in the future by the Board and, if applicable, Company from time to time, each a Plan or collectively the Plans ). The Equity Awards will also be subject to the terms and conditions contained in the applicable forms of award agreement adopted by the Board and shall include certain vesting provisions described in this Agreement and/or in the applicable forms of award agreement. 5.3 Incentive Compensation. Executive will have the opportunity to earn incentive compensation subject to the terms and conditions contained in the Criteo Executive Bonus Plan which is approved by the Board and is subject to amendment from time to time by the Board in its sole and absolute discretion (a Bonus ), subject to the express provisions, if any, set forth in Section 5.3 of the Appendix. Unless otherwise provided herein, the payment of any Bonus pursuant to this Section 5.3 shall be made in accordance with the normal payroll practices of Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and authorized payroll deductions. 5.4 Performance and Salary Review. The Board will periodically review compensation, if any, will be made by the Board in its sole and absolute discretion; provided, however express written consent. 5.5 Additional Compensation Terms. Executive will be eligible to receive such additional compensation and/or benefits, if any, set forth in Section 5.5 of the Appendix. 6. Customary Fringe Benefits and Facilities. Executive will be eligible for all customary and usual fringe benefits generally available to executives of Company subject to the

PRIVILEGED & CONFIDENTIAL 4 terms and conditions of Company Company policies, Executive shall be entitled to annual paid vacation for the number of weeks set forth in Section 6 of the Appendix. Company reserves the right to change or eliminate the fringe benefits on a prospective basis, at any time, effective upon notice to Executive; provided, however, that eligible dependents, if any, shall be entitled to receive all benefits of employment generally available to other senior executives of Company and those benefits for which key executives are or shall become eligible, when and as Executive becomes eligible therefore, including, without limitation, group health, life and disability insurance benefits and participation in Company 401(k) plan, and provided further, however, that such group health insurance coverage shall be on substantially similar terms as the employee health benefits provided to Executive by his previous employer immediately prior to the date hereof. 7. Business Expenses. Executive will be reimbursed for all reasonable and actual, out-of- Company. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with Company Executive is entitled to receive shall (a) following the tax year in which the expense was incurred, (b) not be affected by any other expenses that are eligible for reimbursement in any tax year and (c) not be subject to liquidation or exchange for another benefit. 8. ent. 8.1 Termination for Cause. Company is terminated in accordance with this Section, Executive shall be entitled to receive only unpaid Termination Date ), together with any amounts to which Executive is entitled pursuant to Section 6 and Section 7 of this Agreement ( Accrued Rights ). All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished upon such termination for Cause. Executive shall not be entitled to receive the Severance Benefits described in Sections 8.2 or 9 below. 8.2 Involuntary Termination. In the event of any Involuntary Termination (as subject to Section 8.7, Company shall provide Executive with the following (the Severance Benefits ), and all other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished upon such Involuntary Termination: (a) Cash Severance. Executive shall receive, on the sixtieth (60th) day following the Termination Date, a lump sum cash amount (less all applicable withholdings) equal to the sum of (i) the product of (x) the Months Base Salary Multiplier set forth in Section 8.2(a) of the Appendix and (y) (without giving effect to any reduction in Base Salary amounting to Good Reason (as defined below)), (ii) an amount equal to the product of (x) the Annual Bonus Multiplier set forth in Section 8.2(a) of the Appendix and (y) 5.3 of this

PRIVILEGED & CONFIDENTIAL 5 Agreement for the calendar year during which the termination occurs, calculated based on the rminated and if all performance-based milestones were achieved at the 100% level by both Company and Executive, such Bonus to be, solely for the purpose of defining Severance Benefits. In addition, all Bonus amounts earned for completed performance periods prior to the Termination Date but which otherwise remain unpaid as of the Termination Date shall be paid to Executive at the same time as Bonus amounts are paid to other senior officers of Company. (b) Continued Healthcare. (i) le dependents then participating in Company healthcare coverage pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ( COBRA ), Company shall pay the premiums for such the COBRA Coverage Period Termination Date set forth in Section 8.2(b)(i) of the Appendix and (ii) the first date on which Executive and E COBRA Payment Period ). After Company ceases to pay premiums pursuant to the preceding sentence, Executive may, if eligible, elect to cont provisions of COBRA. (ii) Notwithstanding the foregoing, if Company determines, in its sole discretion, that the payment of the COBRA premiums would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the Code ) or any statute or regulation of similar effect (including, but not limited to, the 2010 Patient Protection and Affordable Care Act, as amended), then in lieu of providing the COBRA premiums, Company, in its sole discretion, may elect to instead pay Executive on the first day of each month of the COBRA Payment Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings (such amount, the Special Severance Payment ), for the remainder of the COBRA Payment Period. Executive may, but is not obligated to, use such Special Severance Payment toward the cost of COBRA premiums. (c) Continuation of Vesting. Notwithstanding anything to the contrary in the applicable Plan, Executive will be entitled to continued vesting of outstanding unvested restricted stock units ( RSUs ) and outstanding unvested performance-based restricted stock units ( PSUs ) as if Executive remained employed with Company for twelve (12) months following the Termination Date (and in the case of PSUs, based on actual performance at the end of the applicable performance year, as determined by the Board in its reasonable discretion); provided that, in all instances, the free shares relating to any RSUs and PSUs that become vested during the twelve (12) months following the Termination Date pursuant to this Section 8.2(c) shall be delivered to Executive at the time(s) set forth in the applicable award agreement evidencing such RSUs and PSUs. Executive acknowledges and agrees that so long as the applicable plan governing the RSUs and PSUs is governed by French law, any RSUs or PSUs that may become vested pursuant to the terms of this Section 8.2(c) will be subject to a holding period until the second anniversary of the date of grant of the applicable Equity Award, as required by French law and the terms of the RSU Plan and the PSU Plan, as applicable, and that

PRIVILEGED & CONFIDENTIAL 6 the free shares relating to such vested RSUs or PSUs will be definitively acquired by Executive no earlier than the expiration of the required holding period. The award agreements pursuant to consistent with those set forth in this Section 8.2(c). 8.3 Acceleration of Vesting Based upon a Change in Control Followed by Involuntary Termination. In the event of (i) a Change in Control and (ii) a subsequent Involuntary Termination that occurs within twelve (12) months of such Change in Control, the vesting of all then unvested Equity Awards previously granted to Executive shall accelerate to the extent set forth below, provided Executive has substantially complied with all material terms of this Agreement and has executed and not revoked the Release. Any unvested RSUs and PSUs shall vest in full; provided, however, that the PSUs shall vest in the amount that would become vested assuming achievement of the target level of performance; and provided further, however, that, in all instances, (x) the provisions of the RSU Plan and PSU Plan which prohibit the acceleration or shortening of the minimum vesting period of one year will continue to apply, such that no RSUs or PSUs granted within the one-year period prior to the Termination Date will vest within one (1) year of grant date (but, in such event, any such unvested RSUs or PSUs will instead continue to vest through the first anniversary of the grant date as if the executive remained employed as of such anniversary), and (y) so long as the applicable plan governing the RSUs and PSUs is governed by French law, any PSUs or RSUs that may become so vested pursuant to this Section 8.3 will be subject to a holding period until the second anniversary of the date of grant of the award, as required by French law and the terms of the Plans, as applicable, and the free shares relating to such vested RSUs or PSUs will be definitively acquired by Executive no earlier than the expiration of the required holding period. The award agreements isions that are consistent with those set forth in this Section 8.3. 8.4 Termination upon Disability. Company employment with Company Accrued Rights. In addition, Company shall provide Executive with the Disability Benefits set forth in Section 8.4 of the Appendix. All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished upon such termination. Executive shall not be entitled to receive the Severance Benefits described in Section 8.2 above. 8.5 Termination upon Death Rights. All other Company obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished on the date of death. Executive shall not be entitled to receive the Severance Benefits described in Section 8.2 above. 8.6 Voluntary Resignation by Executive Other than for Good Reason. Executive may voluntarily resign from employment with Company for any reason, at any time, on thirty (3 Company which is not a Resignation for Good Reason (and thus not an Involuntary Termination),

PRIVILEGED & CONFIDENTIAL 7 obligations to Executive pursuant to this Agreement shall be automatically terminated and completely extinguished upon such termination. Executive shall not be entitled to receive the Severance Benefits described in Section 8.2 above. 8.7 Release and Forfeiture of Severance Benefits. The right of Executive to receive or to retain Severance Benefits pursuant to Section 8 shall be in consideration for, and subject to, (i) execution, and delivery to Company, of a release of claims substantially in the form attached as Exhibit A to this Agreement, as amended from time to time and as necessary to comply with applicable law (the Release ) and lapse of the period for revocation, if any, of the Release on or before the sixtieth (60th) day following the Termination Date without the Release having been revoked and (ii) mpliance with the covenants as described in this Agreement, its attachments and exhibits, including those referenced in Section 11 and of this Agreement. In the event that Executive materially breaches any of such covenants as determined in good faith by the Board, Company shall have the right to (a) terminate any further provision of Severance Benefits not yet paid or provided, (b) seek reimbursement from Executive for any and all such Severance Benefits previously paid or provided to Executive, (c) recover from Executive all shares of stock of Company, the vesting of which, was accelerated by reason of the Severance Benefits (or the proceeds therefrom, reduced by any exercise or purchase price paid to acquire such shares), and (d) to immediately cancel all Equity Awards the vesting of which was accelerated by reason of the Severance Benefits. 8.8 Definitions of Certain Terms. Certain capitalized terms not otherwise defined by this Agreement shall have the following meanings: (a) Cause means (i) or of any lawful directive of Company or Chief Executive Officer; (ii) failure or refusal to per intentional dishonesty, fraud or misconduct with respect to the business or affairs of the Criteo group companies which substantially affects the operations or reputation of any of the Criteo group companies; (iv) nolo contendere for the commission of a felony or a crime involving material dishonesty; or (v) Executive intentional and material failure to adhere to the policies, practices, rules or directives of Company. unless (a) a written notice has first been delivered to Executive by Company (the Cure Notice ), which Cure Notice (1) specifically identifies the event(s) the Board believes constitutes Cause and (2) provides thirty (30) days from the date of such Cure Notice for Executive to cure such circumstances (the Cure Period ) and (b) the Executive has failed to timely cure such circumstances; provided that, with respect to clauses (iii) and (iv) of this paragraph, Company shall not be required to deliver a Cure Notice and such termination shall be effective immediately upon the delivery of a written notice (the Cause Termination Notice ). If (other than in the case of clauses (iii) or (iv)) Executive fails to timely cure such circumstances in accordance with the foregoing, Company may send a Cause Termination Notice to the Company shall thereupon be terminated for Cause.

PRIVILEGED & CONFIDENTIAL 8 (b) Change in Control means, with respect to any Equity Award, a or similar term as defined by the award agreement or Plan applicable to such Equity Award. (c) Disability means a disability as defined by the group long-term disability insurance policy maintained by Company for the benefit of its employees. In the means Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less 120 days. (d) Involuntary Termination means the occurrence of either (i) termination by Company Company for any reason other than Cause or (ii) provided, however, that Involuntary Termination shall not include a for Cause, (y) termination of employment which is not a Resignation for Good Reason. Company may terminate Executive Company advance written notice to Executive. (e) Resignation for Good Reason means the voluntary resignation by Executive from employment with Company within ninety (90) days following the initial date Executive learns of the following conditions (each, a Good Reason ): (i) the failure by Company to pay Executive any material iness days of the date such compensation is due, (ii) any requirement that Executive relocate or work at a location more than thirty five (35) miles from Company reasonable travel requirements att (iii) job functions, responsibilities or authorities, as in effect immediately prior to the change, or (iv) or other material breach of this Agreement by Company. Notwithstanding the foregoing, Good st unless (a) a written notice has first been delivered to the Board by the Executive (the Good Reason Notice ), which Good Reason Notice (1) specifically identifies the event(s) that Executive believes constitutes Good Reason and (2) provides 30 days from the date of such Good Reason Notice for Company to cure such circumstances (the Good Reason Period ) and (b) Company has failed to timely cure such circumstances. If Company fails to timely cure such circumstances in accordance with the employment for Good Reason ( Good Reason Termination Notice employment shall thereupon be terminated for Good Reason. If any Good Reason Notice shall not have been delivered by Executive within ninety (90) days following the date that Executive becomes aware of the purported existence of a Good Reason event, or any Good Reason Termination Notice shall not have been delivered by Executive within thirty (30) days following relating to the applicable event shall not be a termination for Good Reason hereunder and Executive will be deemed to have consented to, and forever waived, the Good Reason event. If

PRIVILEGED & CONFIDENTIAL 9 Company does timely cure or remedy the Good Reason event, then Executive may either resign Executive may continue in office subject to the terms of this Agreement. 9. Golden Parachute Payments. 9.1 In the event that any portion of the severance payments and other benefits provided by this Agreement either individually or in conjunction with any payment or benefit under any other plan, agreement or arrangement (all such payments and benefits, the Total Payments ) payable to Executive (i) within the meaning of Section 280G of the Code and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code ( Excise Tax erance payments and benefits under this Agreement or otherwise shall be payable either (a) in full, or (b) in such lesser amount which would result in no portion of the Total Payments being subject to the Excise Tax, whichever of the foregoing amounts in clause (a) or clause (b), taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive, on an after-tax basis, of the greatest amount of severance payments and benefits under this Agreement or otherwise, notwithstanding that all or some portion of such severance payments or benefits may be taxable under Section 4999 of the Code. Any reduction in the severance payments and benefits required by this Section will be made in the following order: (i) reduction of cash payments; (ii) reduction of accelerated vesting of equity awards other than any stock options; (iii) reduction of accelerated vesting of any stock options; and (iv) reduction of other benefits paid or provided to Executive. In the event that acceleration of vesting of equity awards is to be reduced, such acceleration of vesting will be cancelled in the granted on the same date, each award will be reduced on a pro-rata basis. 9.2 The professional firm engaged by Company for general tax purposes as of the day prior to the date of the event that might reasonably be anticipated to result in severance payments and benefits that would otherwise be subject to the Excise Tax will perform the foregoing calculations. If the tax firm so engaged by Company is serving as accountant or auditor for the acquiring company, Company will appoint a nationally recognized tax firm to make the determinations required by this Section. Company will bear all expenses with respect to the determinations by such firm required to be made by this Section. Company and Executive shall furnish such tax firm such information and documents as the tax firm may reasonably request in order to make its required determination. The tax firm will provide its calculations, together with detailed supporting documentation, to Company and Executive as soon as practicable following its engagement. Any good faith determinations of the tax firm made hereunder will be final, binding and conclusive upon Company and Executive. 9.3 As a result of the uncertainty in the application of Sections 409A, 280G or 4999 of the Code at the time of the initial determination by the professional firm described in Section 9.2, it is possible that the Internal Revenue Service (the IRS ) or other agency will claim that an Excise Tax greater than that amount, if any, determined by such professional firm

PRIVILEGED & CONFIDENTIAL 10 for the purposes of Section 9.1 is due (the Additional Excise Tax ). Executive will notify Company in writing of any claim by the IRS or other agency that, if successful, would require payment of Additional Excise Tax. Executive and Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to payments made or due to Executive. Company shall pay all reasonable fees, expenses and penalties of Executive relating to a claim by the IRS or other agency. In the event it is finally determined that a further reduction would have been required under Section 9.1(b) to place Executive in a better after-tax position, Executive shall repay Company such amount within thirty (30) days thereof in order to effect such result. 10. No Conflict of Interest Company, Executive must not engage in any work, paid or unpaid, that creates an actual or potential conflict of interest with Company. If the Board reasonably believes such a conflict exists during the term of this Agreement, the Board may ask Executive to choose to discontinue the other work or resign employment with Company. 11. Protective Covenants Agreement . Executive agrees to read, sign and abide by Company B, which is incorporated herein by reference. 12. Agreement to Mediate and Arbitrate. In the event a dispute arises in connection with this Agreement, Company and Executive agree to submit the dispute to non-binding mediation, with the mediator to be selected upon mutual agreement by the Parties and compensated by Company. In the event a resolution is not reached through mediation, then, to the fullest extent permitted by law, Executive and Company agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between Company and Executive and any disputes upon termination of employment, including, but not limited to, breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims; and any claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. Claims for breach of Company benefits and the Pa right to obtain injunctive relief are excluded. For the purpose of this agreement to arbitrate, references to Company include all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any relate to their actions on behalf of Company. 12.1 Initiation of Arbitration. Either Party may exercise the right to arbitrate by providing the other Party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other Party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

PRIVILEGED & CONFIDENTIAL 11 12.2 Arbitration Procedure. The arbitration will be conducted in New York, New York, by a single neutral arbitrator and in accordance with the then current rules for resolution of employment disputes of the American Arbitration Association ( AAA ). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the trial court of the State of New York, and only such power, and shall follow the applicable law governing this Agreement. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof. 12.3 Costs of Arbitration. The Company shall bear the cost of the arbitration and hearing fees, and the cost of the arbitrator. The party that initiates arbitration shall bear the cost of the filing fees for the arbitration. 13. Successors. 13.1 Company . Any successor to Company (whether direct or indirect and whether by stock or asset purchase, merger, consolidation, liquidation, redemption or otherwise) to all or substantially all of Company Successor ) shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term Company shall include any Successor that becomes bound by the terms of this Agreement. 13.2 . The terms of this Agreement and all rights of legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. 14. Notice. 14.1 General. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (email being sufficient) or one day following mailing via Federal Express or similar overnight courier service. In the case of Executive, mailed notices shall be addressed to Company has on file for Executive. In the case of Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Chief Legal and Transformation Officer. 14.2 Notice of Termination. Any termination by Company for Cause or by Executive pursuant to a Resignation for Good Reason shall be communicated by a notice of termination to the other Party hereto given in accordance with Section 14.1 of this Agreement. Such notice shall indicate the specific termination provision in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date, consistent with the requirements of this Agreement. The failure by Executive to include in the notice any fact or circumstance that contributes to a showing of the existence of Good Reason shall not

PRIVILEGED & CONFIDENTIAL 12 waive any right of Executive hereunder or preclude Executive from asserting such fact or 15. Compliance with Section 409A of the Code. The parties intend that this Agreement (and all payments and other benefits provided under this Agreement) be exempt from the requirements of Section 409A of the Code and the regulations and ruling issued thereunder (collectively Section 409A ), to the maximum extent possible, whether pursuant to the short- term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the involuntary separation pay plan exception described in Treasury Regulation Section 1.409A- 1(b)(9)(iii), or otherwise. To the extent Section 409A is applicable to such payments, the parties intend that this Agreement (and such payments and benefits) comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of this Agreement to the contrary: 15.1 Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent any payments or benefits payable under this Agreement on to Section 409A of the Code, no amount payable pursuant to this Agreement shall be paid unless within the meaning of Section within the meaning of Section 409A (determined using the identification methodology selected by Company separation from service, no amount that constitutes a deferral of compensation which is payable on Delayed Payment Date following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date without interest. 15.2 Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. 15.3 With regard to any provision in this Agreement that provides for reimbursement of expenses or in-kind benefits, except for any expense, reimbursement or in-kind compensation, within the meaning of Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year; provided that the foregoing clause (ii) shall not be deemed to be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in

PRIVILEGED & CONFIDENTIAL 13 effect, and (iii) following the taxable year in which the expense occurred. 15.4 Company intends that income provided to Executive pursuant to this Agreement will not be subject to taxation under Section 409A of the Code. However, Company does not guarantee any particular tax effect for income provided to Executive pursuant to this Agreement. 16. General Provisions. 16.1 Unfunded Obligation. Any amounts payable to Executive pursuant to this Agreement are unfunded obligations. Company shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. Company shall retain at all times beneficial ownership of any investments, including trust investments, which Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any account shall not create or constitute a trust or fiduciary relationship between the Board or Company and creditors in any assets of Company. 16.2 No Duty to Mitigate. Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Agreement by seeking employment with a new employer or otherwise, nor shall any such payment or benefit be reduced by any compensation or benefits that Executive may receive from or employment by another company or employer other than as provided in Section 8.2(b). 16.3 Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of Company (other than Executive). No waiver by either Party of any breach of, or of compliance with, any condition or provision of this Agreement by the other Party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time. 16.4 . In any dispute relating to this Agreement, the non- prevailing Party shall pay the reasonable ling Party in addition to its which are treated for federal income tax purposes as compensation shall (a) be paid no later than r following the tax year in which the expense was incurred, (b) not be affected by any other expenses that are eligible for reimbursement in any tax year and (c) not be subject to liquidation or exchange for another benefit. 16.5 Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes. 16.6 Choice of Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without giving effect to any conflict of law principles. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the Parties that is not subject to arbitration pursuant

PRIVILEGED & CONFIDENTIAL 14 to Section 12, the parties hereby submit to and consent to the jurisdiction of the State of New York and agree that such litigation shall be conducted only in the courts of New York, New York, or the federal courts of the United States for the Southern District of New York, and no other courts. 16.7 Severability. In the event any provision of this Agreement is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby. 16.8 Benefits Not Assignable. Except as otherwise provided herein or by law, no right or interest of Executive under this Agreement shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, without limitation, by execution, levy, garnishment, attachment, pledge or in any other manner, and no attempted transfer or assignment thereof shall be effective. No right or interest of Executive under this Agreement shall be liable for, or subject to, any obligation or liability of Executive. 16.9 Further Assurances. From time to time, at Company further consideration, Executive shall execute and deliver such additional documents and take all such further action as reasonably requested by Company to be necessary or desirable to make effective, in the most expeditious manner possible, the terms of this Agreement and the Release, 16.10 Interpretation; Construction. The headings set forth in this Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing Company, but Executive has participated in the negotiation of its terms. Furthermore, Executive acknowledges that Executive has had an opportunity to review and revise the Agreement and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. 16.11 Survival. Those provisions that by their nature are intended to survive termination or expiration of this Agreement shall so survive. 17. Counterparts. This Agreement may be executed simultaneously or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. In addition, a facsimile or electronically transmitted signature shall be treated as an original. 18. Entire Agreement. This Agreement, together with the Plan and any agreement evidencing an Equity Award described in Section 5.2, the Appendix attached hereto, the Form of Confidential Separation and Release Agreement attached hereto as Exhibit A and the Protective Covenants Agreement attached hereto as Exhibit B, constitutes the entire agreement between the Parties relating to this subject matter and supersedes all prior or simultaneous representations,

PRIVILEGED & CONFIDENTIAL 15 discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and Company. No oral waiver, amendment or modification will be effective under any circumstances whatsoever. [The remainder of this page is intentionally left blank]

PRIVILEGED & CONFIDENTIAL [Signature Page to Management Agreement] THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW. EXECUTIVE Dated: /s/ Michael Komasinski Michael Komasinski COMPANY Dated: /s/ Ryan Damon Ryan Damon Chief Legal and Transformation Officer

PRIVILEGED & CONFIDENTIAL APPENDIX TO MANAGEMENT AGREEMENT This Appendix to Management Agreement forms a part of the Management Agreement (the Agreement ) between Criteo Corp., a Delaware corporation ( Company ) and Michael Komasinski ( Executive ) made effective as of February 15, 2025. Section references below refer to sections of the Agreement. Section 5.1 , effective as of the in accordance with Company of senior officers and may be increased in the discretion of the Board from time to time, consistent with past practice. Section 5.2(a) Sign-On Equity Grant Subject to the review of the Board, Executive will receive a sign-on equity grant with an aggregate grant date fair market value equal to $2,000,000 in the following mix of RSUs and PSUs: 30% RSUs and 70% PSUs (comprised of 35% Financial PSUs and 35% TSR-based PSUs (each as defined below)), as follows: Service-based RSUs RSUs . RSUs will generally vest as to 50% of the RSUs on the two-year anniversary of the grant date, and the remainder will vest in eight equal quarterly installments thereafter, contingent on continued employment on each applicable vesting date. If Executive leaves Company after the fir Executive will receive a pro-rata portion of the RSUs, as determined by the Board and pursuant to the terms of the Plans. Financial performance-based stock units ( Financial PSUs ). Financial PSU grant will be determined by the Board at the time the Board establishes the 2025 Financial PSU metrics for the Criteo executive team, currently planned for Performance-Based Free Share/Restricted Stock Units Plan; and will vest according to the following schedule: 2/3 of the Financial PSUs (earned at the end of the one year PSU measurement period (December 31, 2025)) will vest on the second anniversary of the grant date, with the remaining PSUs vesting on the third anniversary of the grant date, contingent on Company on the applicable vesting date. If Executive leaves Company after the first anniversary of the

PRIVILEGED & CONFIDENTIAL of the grant date. Total shareholder return -based performance stock units ( TSR-based PSUs ). TSR-based PSUs will be subject to an extended performance measurement period, such that the Board will measure relative TSR over a two-year performance period for 50% of the TSR-based PSUs and over a three-year performance period for the other 50% of the PSUs. Payouts under the TSR-based PSUs will range from 0% to 200% of the target TSR- based PSUs, with relative TSR performance at the 55th percentile resulting in 100% payout, and relative performance at the 80th percentile or better resulting in a 200% payout; provided, however, that if Company TSR is negative, then payout for the TSR-based PSUs will not exceed 100% regardless of Company rcentile performance. The TSR- - Based Free Share/Restricted Stock Units Plan. Vesting of the PSUs is Company on the applicable vesting date. Section 5.2(b) 2025 Annual Equity Grant In addition to the Sign-On Equity Grant, subject to the review of the Board, Executive will receive an annual equity grant with respect to the 2025 calendar year with a grant date fair market value equal to $5,000,000 in the same mix of RSUs and PSUs: 30% RSUs and 70% PSUs (35% Financial PSUs and 35% TSR-based PSUs), subject to the same vesting conditions applicable to the Sign-On Equity Grant. Commencing in 2026, regular equity grants will be determined on an Section 5.3(a) Annual Bonus Opportunity Consistent with the terms of the Criteo Executive Bonus Plan, the Board Bonus on an annual basis. Section 5.3(b) Sign-On Bonus Executive will receive a sign-on bonus of $1,000,000 to be paid as part of the first regularly scheduled payroll date following the Commencement Date, less required deductions for state and federal withholding tax, social security and all other employment taxes and/or authorized payroll

PRIVILEGED & CONFIDENTIAL deductions. Executive hereby agrees to repay the gross amount of the sign- on bonus, in full, in the event that the employment of Executive is terminated (i) by Executive other than for Good Reason or (ii) by Company for Cause, in either case during the first twelve (12) months of Section 5.5 Directors and Officers Insurance insurance coverage will be provided to Executive in accordance with the Section 6 Executive will be eligible to accrue twenty (20) vacation days per year. accrual rate (the Accrual Cap ). Once Executive reaches the Accrual Cap, Executive will cease accruing vacation until Executive uses days and takes Executive time off (floating days, Criteo holidays, summer days, sick time, etc.) are covered in a Paid Time Off policy to be provided separately. Section 8.2(a) Months Base Salary Multiplier is twelve (12). Annual Bonus Multiplier is one (1). Section 8.2(b)(i) (12th) month following the Termination Date. Section 8.4 Disability Benefits shall be as provided by Company to similarly situated senior executives of Company. _____________________________________ Executive Signature _____________________________________ Company Authorized Signature _____________________________________ Date _____________________________________ Date END OF APPENDIX /s/ Michael Komasinski /s/ Ryan Damon

PRIVILEGED & CONFIDENTIAL EXHIBIT A FORM OF CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT This Confidential Separation and Release Agreement ( Agreement )1 is between _____________ ( Employee ) and Criteo Corp. ( Company ) (hereinafter the parties ), and is entered into as of _____________. This Agreement will not become effective until the expiration of seven (7) days from Employee s execution of this Agreement (the Effective Date ). WHEREAS, Employee has been employed by Company as _____________ and is a party to that certain Management Agreement dated _____________, as amended by and between Company and Employee as then in effect immediately prior to the Effective Date (the Management Agreement ). WHEREAS, the Employee s employment with Company was terminated effective as of _____________, 20__ (the Termination Date ); WHEREAS, Company and Employee desire to avoid disputes and/or litigation regarding Employee s termination from employment or any events or circumstances preceding or coincident with the termination from employment; and WHEREAS, Company and Employee have agreed upon the terms on which Employee is willing, for sufficient and lawful consideration, to compromise any claims known and unknown which Employee may have against Company. WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Employee and Company, and the termination thereof; NOW, THEREFORE, in consideration of these recitals and the promises and agreements set forth in this Agreement, Employee s employment with Company will terminate upon the following terms: 1. General Release: Employee, for himself or herself, and on behalf of Employee s attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS AND FOREVER DISCHARGES Company and any of its current or former parents, subsidiaries, affiliated and related corporations, firms, associations, partnerships, and entities, and their successors and assigns, and their respective stockholders, employees, officers and directors , from any and all 1 Note to Draft: This form of Agreement may be amended by Company to account for changes in law and to reflect applicable State law following the Effective Date.

PRIVILEGED & CONFIDENTIAL claims and causes of action whatsoever, whether known or unknown or whether connected with Employee s employment by Company or not, which may have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but not limited to, any claim or cause of action arising out of Company, any contract, express or implied, any covenant of good faith and fair dealing, express or implied, any tort, fraud or defamation (whether intentional or released in this agreement), or under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Worker Adjustment and Retraining Notification (WARN) Act, the Older Workers Benefit Protection Act, the New York State Human Rights Law, the New York Labor Law, the New York State Worker Adjustment and Retraining Notification Act, the New York Civil Rights Law, Section 125 of the New York Workers' Compensation Law, Article 23-A of the New York Correction Law, or any other municipal, local, state, or federal law, common or statutory, provided, however, that notwithstanding the foregoing, nothing contained in this release of claims shall in any way diminish or impair: (a) any claims Employee may have that cannot be waived under applicable law compensation and disability benefits; (b) rights under this Agreement; (c) any rights to indemnification which Employee might have as a result of Employee Company; (d) any rights Employee may have to vested benefits under qualified retirement and welfare benefit plans; or (e) any rights Employee may have in respect of any shares or other vested equity interests Employee holds in Company. 2. Covenant Not to Sue: Employee also COVENANTS NOT TO PARTICIPATE IN ANY ACTION OR CLASS ACTION against Company or any of the released parties based upon any of the claims released in this Agreement. 3. Severance Terms: Provided that this Agreement has become effective in accordance with its terms, in consideration for the promises, covenants, agreements, and releases set forth herein and in the Management Agreement, Company agrees to pay Employee the Severance Benefits as defined in and pursuant to the Management Agreement (the Severance Benefits ). 4. Right to Review: Employee has [twenty-one (21)/forty-five (45)]2 days following Employee Agreement to review this Agreement and its terms and to reflect upon them and consider whether Employee wants to sign it, although Employee may sign it sooner. 5. Right to Revoke: Employee may revoke this Agreement by notice to Company, in writing, received within seven (7) days of the date of its execution by Employee (the Revocation Period ). Employee agrees that Employee will not receive the benefits provided by this Agreement if Employee revokes this Agreement. Employee also acknowledges and agrees that if Company has not received from Employee notice of Employee s revocation of this Agreement prior to the expiration of the Revocation Period, Employee will have forever waived Employee s right to revoke this Agreement, and this Agreement shall thereafter become effective and be enforceable and have full force and effect. 2 Note to Draft: In the event of an exit incentive or other employment termination program or group termination, as defined in the Age Discrimination in Employment Act of 1967, 45 days would apply.

PRIVILEGED & CONFIDENTIAL 6. Acknowledgement: Employee acknowledges and agrees that: (A) except as to any Severance Benefits or Accrued Benefits which remain unpaid as of the date of this Agreement, no additional consideration, including salary, wages, bonuses or Equity Awards as described in the Management Agreement, is to be paid to Employee by Company in connection with this Agreement; (B) except as provided by this Agreement, Employee has no contractual right or claim to the Severance Benefits; and, (C) payments pursuant to this Agreement shall terminate immediately if Employee materially breaches any of the provisions of this Agreement. 7. Non-Admissions: Employee acknowledges that by entering into this Agreement, Company does not admit, and does specifically deny, any violation of any local, state, or federal law. 8. Confidentiality: Employee agrees that Employee shall not directly or indirectly disclose the terms, amount or fact of this Agreement to anyone other than Employee s immediate family or counsel, bankers or financial/tax advisors, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law. 9. Nondisparagement: Each party agrees that it will not make any statements, written or verbal, or cause or encourage others to make any statements, written or verbal, that defame, disparage or in any way criticize the personal or business reputation, practices or conduct of the other party including, in the case of Company, its employees, directors and stockholders. 10. Acknowledgement of Restrictions; Confidential Information: Employee acknowledges and agrees that Employee has continuing non-competition, non-solicitation and non-disclosure obligations under the Management Agreement and the Protective Covenants Agreement between Employee and Company. Employee acknowledges and reaffirms -employment provisions of the Protective Covenants Agreement and agrees that nothing in this Agreement shall operate to excuse or otherwise relieve Employee of such obligations. 11. Permitted Disclosures: Pursuant to 18 U.S.C. § 1833(b), the Employee understands that Employee will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of Company that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to Employee s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. The Employee understands that if Employee files a lawsuit for retaliation by Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee s attorney and use the trade secret information in the court proceeding if Employee (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement that the Employee has with Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that the Employee has with Company shall prohibit or restrict Employee from (a) making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, including the Securities and Exchange Commission (SEC), the Equal Employment Opportunity Commission,

PRIVILEGED & CONFIDENTIAL the New York State Division of Human Rights or a local commission on human rights, or any self-regulatory organization, in each case, without advance notice to Company or otherwise initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by such government agency; (b) recovering a SEC whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934; (c) voluntarily communicating with an attorney retained by Employee; (d) disclosing any confidential information to a court or other administrative or legislative body in response to a subpoena, provided that Employee first promptly notifies and provides Company with the opportunity to seek, and join in its efforts at the sole expense of Company, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy; (e) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Employee is entitled; or (f) disclosing the underlying facts or circumstances relating to claims of discrimination or sexual assault, in violation of laws prohibiting discrimination and sexual assault, against Company. 12. Severability: If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and/or construed in remaining part to the full extent allowed by law, with the remaining provisions of this Agreement continuing in full force and effect. 13. Entire Agreement: This Agreement, along with the Management Agreement and the Protective Covenants Agreement which are referred to above, constitute the entire agreement between the Employee and Company, and supersede all prior and contemporaneous negotiations and agreements, oral or written. This Agreement cannot be changed or terminated except pursuant to a written agreement executed by the parties. Notwithstanding the foregoing, neither this Agreement nor the Management Agreement shall apply to, modify or in any way supersede obligations arising from any of (i) the terms of directors and officers insurance or (ii) any indemnification agreement for the benefit of the Employee as a resul as a director or officer of Company or one of its affiliates. 14. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except where preempted by federal law. 15. Statement of Understanding: By executing this Agreement, Employee acknowledges that (a) Employee has had at least twenty-one (21) or forty-five (45) days, as applicable in accordance with the Age Discrimination in Employment Act, as amended, to consider the terms of this Agreement and has considered its terms for such a period of time or and returning it to Company; (b) Employee has been advised by Company to consult with an attorney regarding the terms of this Agreement; (c) Employee has consulted with, or has had terms of this Agreement; (d) any and all questions regarding the terms of this Agreement have Employee has read this Agreement and fully understands its terms and their import; (f) except as provided by this Agreement, Employee has no contractual right or claim to the benefits and payments described herein; (g) the consideration provided for herein is good and valuable; and (h) Employee is

PRIVILEGED & CONFIDENTIAL undue influence, threat, or intimidation of any kind or type whatsoever.

PRIVILEGED & CONFIDENTIAL EXECUTED in __________________________, this day of _____________, 20___. EMPLOYEE EXECUTED in __________________________, this day of _____________, 20___. COMPANY By: Name: Title:

PRIVILEGED & CONFIDENTIAL EXHIBIT B PROTECTIVE COVENANTS AGREEMENT the confidential information of Company, its parents, subsidiaries and affiliates (such other entities, interests, including without limitation the valuable confidential information and goodwill that they have developed or acquired. Therefore, in consideration of my employment with the Company, payments to be made to me by the Company and my being granted access to trade secrets and other confidential information of the Company and its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which I hereby acknowledge, I agree as follows: 1. Duties. I will not (a) reveal, disclose or otherwise make available to any person any Company password or key, whether or not the password or key is assigned to me or (b) obtain, possess or use in any manner a Company password or key that is not assigned to me. I will use my best efforts to prevent the unauthorized use of any laptop or personal computer, peripheral device, software or related technical documentation that the Company issues to me, and I will not input, load or otherwise attempt any unauthorized use of software in any Company computer, whether or not such computer is assigned to me. 2. ntial or proprietary, technical or nontechnical information of the Company or its Affiliates, including for example and without limitation, information related to Innovations (as defined in Section 4 below), pricing, margins, merchandising plans and strategies, finances, financial and accounting data and information, customers, suppliers and advertisers, purchasing data, concepts, techniques, processes, methods, systems, designs, computer programs, source documentation, trade secrets, formulas, development or experimental work, work in progress, forecasts, proposed and future products, sales and marketing plans, business and any other nonpublic information that has commercial value; (b) any information the Company or its Affiliates has received from others that the Company or its Affiliates is obligated to treat as confidential or proprietary, which may be made known to me by the Company or its Affiliates, a third party or that I may otherwise learn during my employment with the Company; and (c) knowledge of developments, ways of business, or similar information, which may themselves be generally known but whose use by the Company or its Affiliates is not generally known. 3. Ownership and Nondisclosure of Proprietary Information. All Proprietary Information is uppliers, as applicable, are the sole and exclusive owners of all patents, copyrights, trade secrets and other rights in and to the Proprietary Information. I will not disclose any Proprietary Information to anyone outside of the Company, and I will use and disclose

PRIVILEGED & CONFIDENTIAL Proprietary Information to those inside of the Company only as may be necessary in the ordinary course of performing my duties as an employee of the Company. 4. designs, developments, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), trade secrets, know-how, ideas (whether or not protectable under trade secret laws), trademarks, service marks, trade names and trade dress, business plans and modes of doing business. 5. Disclosure and License of Prior Innovations. ed hereto all Innovations relating in any development or business, which were conceived, reduced to practice, created, derived, developed, or made by me prior to my e have no rights in any such Company-related Innovations other represent that there are no Prior Innovations at the time of signing this Agreement. I -free, irrevocable, worldwide, fully paid-up license (with rights to sublicense through multiple tiers of sublicensees) to practice all patent, copyright, moral right, trade secret and other intellectual property rights relating to any Prior Innovations that I incorporate, or permit to be incorporated, in any Innovations that I, solely or jointly with others, conceive, develop or reduce to practice foregoing, I will not incorporate, or permit to be incorporated, any Prior Innovations in any Company Innovati 6. Disclosure, nature and Assignment of Company Innovations. I will promptly disclose and describe to the Company all Company Innovations. All Company of the U.S. Copyright Act of 1976 (17 U.S.C. § 101), and as such would be solely owned by the Company. To the extent any such content cannot be designated work made for hire within the meaning of the U.S. Copyright Act, I hereby do and will assign to the interest in and to any and all the Company Innovations. To the extent any of the rights, title and interest in and to Company Innovations cannot be assigned by me to the Company, I hereby grant to the Company an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to Company Innovations can neither be assigned nor licensed by me to the Company, I hereby irrevocably waive and agree never to assert such non-assignable and non-licensable rights, title and interest against the Company or any of the Compan apply to any Innovations that (a) do not relate, at the time of conception, reduction to practice, actual or demonstrably anticipated research, development or business; and (b) were developed equipment, supplies, facilities or trade secret information; and (d) did not result from any work I performed for the Company. 7. Future Innovations.

PRIVILEGED & CONFIDENTIAL I will disclose promptly in writing to the Company all Innovations conceived, reduced to practice, created, derived, developed, or made by me during the term of my employment and for three (3) months thereafter, whether or not I believe such Innovations are subject to this Agreement, to permit a determination by the Company as to whether or not the Innovations should be considered Company Innovations. The Company will receive any such information in confidence. 8. Non-assignable Inventions. Notwithstanding any provision of this Agreement to the contrary, this Agreement does not apply to an Innovation which qualifies fully as a non-assignable invention under the provisions of applicable law. 9. Cooperation in Perfecting Rights to Innovations. I agree to perform, during and after my employment, all acts that the Company deems necessary or desirable to permit and assist the Company, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Innovations as provided to the Company under this Agreement. If the Company is unable for any reason to secure my signature to any document required to file, prosecute, register or memorialize the assignment of any rights or application or to enforce any right under any Innovations as provided under this Agreement, I officers and agents as my agents and attorneys-in-fact to act for and on my behalf and instead of me to take all lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance and enforcement of rights under such Innovations, all with the same legal force and effect as if executed by me. The foregoing is deemed a power coupled with an interest and is irrevocable. 10. Return of Materials. termination of my employment with the Company, I will return all materials (including, without limitation, documents, drawings, papers, diskettes and tapes) containing or disclosing any Proprietary Information (including all copies thereof) in my possession, custody or control, as well as any keys, pass cards, identification cards, computers, printers, pagers, personal digital assistants or similar items or devices that the Company provided to me at any time. Upon request, I will provide the Company with a written certification of my compliance with my obligations under this Section. 11. Duty of Loyalty. I understand that while I am employed by the Company, (a) I have an undivided duty of loyalty and fair dealing to the Company and will work for the best interests of the Company and not take over any personal gain and/or to the detriment of the Company; and (b) I will not engage in any other employment or business activity without written permission from executive management; and (c) I will not engage in any other activities that conflict with my obligations to the Company. 12) Business Protections. a. Competition Restriction. I will not, during the term of my employment and for a period of one (1) year after the termi directly or indirectly perform services for, be employed or engaged by, own any interest in,

PRIVILEGED & CONFIDENTIAL manage, control, participate in, serve on the board of directors of, consult with, advise, contribute to, hold a security interest in, or otherwise assist or serve any business or segment of business engaged in, or preparing to engage in, the development, publishing or sale of digital advertising services and/or technology that are directly competitive with the Company; provided, however that it shall not be a violation of this Section for me to make passive investments of not more than one percent (1%) of the capital stock or other ownership or equity interest, or voting power, in a public company, registered under the Securities Exchange Act of 1934, as amended. b. Workforce Protection. that during the Restricted Period, I will not, directly or indirectly, separately, or in association with others, solicit, hire, attempt to hire, or cause others to do so, or persuade or attempt to persuade any employee of the Company or its Affiliates to leave the employ of the Company or its Affiliates or to become employed by anyone other than the Company or its Affiliates. In addition to other remedies, including equitable remedies, that a court may impose, I acknowledge and agree that if I breach this provision of the Agreement, the Company will have to expend time, money and other resources to replace the employee(s) I have solicited. Therefore, because it is difficult, if not impossible, to adequately measure damages, for each employee I have solicited, I agree that, in the event I breach this provision, I will pay the Company six (6) total compensation of the employee when such employee left the Company, whichever is higher. c. Non-solicitation and Non-Servicing of Customers. the goodwill developed by the Company and its Affiliates with its customers (as defined below), I agree that during the Restricted Period, I will not, either directly or indirectly, separately or in association with others, on my own behalf, or on behalf of any other person, (1) solicit or accept from any customer business of the type performed by the Company or its Affiliates or persuade any customer to cease to do business or to reduce the amount of business which any such customer has customarily done or is reasonably expected to do with the Company or its Affiliates, or (2) render to or for any customer any services of the type rendered by the Company or its Affiliates. Company or its Affiliates at the time my employment is terminated, or, if my employment has not terminated, at the time of the alleged prohibited conduct (any such applicable date being Affiliates at any time during the one year period immediately preceding the Determination Date or (3) any prospective customer to whom the Company or its Affiliates had made a new business presentation (or similar offering of services) at any time during the one year period immediately preceding the Determination Date, in each case with which or with whom I was involved as part of my service to the Company or its Affiliates (other than any such customer with which or with whom I conducted business prior to the commencement of my employment with the Company), or about which or whom I obtained Proprietary Information while employed by the Company. 13. No Disparagement. During my employment with Company and after the termination thereof, the Company and I will not directly or indirectly make, or cause to be made, any statement, observation or opinion that disparages or impugns the business or reputation of the Company, its Affiliates, its products,

PRIVILEGED & CONFIDENTIAL business model, services, agents or employees, and/or me; provided, however, that nothing herein shall prohibit either party from cooperating in an investigation by any governmental agency or testifying truthfully in any legal proceeding or any disclosures required by law or regulation. 14) Permitted Disclosures. I understand that nothing in any agreement with the Company, including but not limited to Section 3 or 13 of this Agreement shall prohibit me from disclosing a trade secret of the Company or its Affiliates (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to my attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; or (3) if I file a lawsuit for retaliation based on my reporting of a suspected violation of law, to my attorney or in a related court proceeding, if I file any document containing the trade secret under seal and I do not disclose the trade secret, except pursuant to court order. Further, I understand that nothing in this Agreement shall prohibit or restrict me from making any disclosure of information or documents to any governmental agency or legislative body, any self-regulatory organization, in each case, without advance notice to the Company. 15) Survival. This Agreement (a) shall survive my employment by the Company; (b) does not in any way restrict my right to resign or the right of the Company to terminate my employment at any time, for any reason or for no reason; (c) inures to the benefit of the successors and assigns of the Company and therefore the Company may assign this Agreement without my consent to, including but not limited to, any of its subsidiaries or affiliates or to any successor (whether by merger, purchase, bankruptcy, reorganization or otherwise) to all or substantially all of the equity, assets or businesses of the Company; and (d) is binding upon my heirs and legal representatives. 16) Injunctive Relief. I agree that if I violate, or threaten to violate, this Agreement, the Company will, by reason of such breach or threatened breach, suffer irreparable and continuing damage for which money damages are insufficient, and the Company shall be entitled to injunctive relief, without the need to post any bond, and/or a decree for specific performance, and such other relief as may be proper (including money damages if appropriate), to the extent permitted by law. 17) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be delivered as follows, with notice deemed given as indicated: (a) by personal delivery, when actually delivered; (b) by overnight courier, upon written verification of receipt; (c) by facsimile transmission, 5 business hours after confirmation of completed transmission; or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notices to me shall be may provide in writing. as the Company may specify in writing. 18. Governing Law; Forum. This Agreement shall be governed by the laws the laws of the State of New York, without giving effect to its conflict of laws principles. The Company and I each irrevocably consent to the exclusive jurisdiction of the federal and state courts located in New York County, New York, for any matter arising out of or relating to this Agreement, except that in actions seeking to enforce

PRIVILEGED & CONFIDENTIAL any order or any judgment of such federal or state courts located in New York, such personal jurisdiction shall be nonexclusive. I agree that service of process may be effectuated in a manner consistent with Section 17. 19. Reasonableness; Modification; Severability. I acknowledge that the business of the Company and its Affiliates is and will be worldwide in scope, and that, as Chief Executive Officer, I have had significant access to the Proprietary Information of the business of the Company and its Affiliates and thus the covenants in Section 12 would be particularly ineffective if the covenants were limited to a particular geographic area. If any court of competent jurisdiction at any time deems any of the covenants set forth in Section 12 not fully enforceable, it is the intention and desire of the parties that the covenants be fully enforced to the extent the court finds them enforceable and, if necessary, that the court modify any provisions of this Agreement to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (by example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for herein, and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances), to the extent that such provisions cannot be modified, it is the intention of the parties that the provisions be severable and that the invalidity of any one or more provisions of this Agreement shall not affect the legality, validity and enforceability of the remaining provisions of this Agreement. 20) Waiver; Modification. If the Company waives any term, provision or breach by me of this Agreement, such waiver shall not be effective unless it is In writing and signed by the Company. No waiver shall constitute a waiver of any other or subsequent breach by me. The failure of the Company at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provision hereof in accordance with its terms. This Agreement may be modified only if both the Company and I consent In writing. 21) Entire Agreement. This Agreement, including the Employment Agreement and the Agreement to Arbitrate that I may have signed in connection with my employment by Company, represent my entire understanding with the Company with respect to the subject matter of this Agreement and supersede all previous understandings, written or oral. _____________________________________ Executive Signature _____________________________________ Company Authorized Signature _____________________________________ Date _____________________________________ Date /s/ Michael Komasinski /s/ Ryan Damon